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Exhibit 10.2 - Negative Pledge Agreement - between Controlled Environment
Aquaculture Technology, Inc. and Hibiscus Investments, Inc.

NEGATIVE PLEDGE AGREEMENT

       This is an AGREEMENT between CONTROLLED ENVIRONMENT AQUACULTURE TECHNOLOGY, INC., a Colorado corporation ("Ceatech") and HIBISCUS INVESTMENTS, INC., a California corporation ("Hibiscus") for Ceatech to provide collateral to Hibiscus in connection with and as a part of that certain "Convertible Debenture Subscription Agreement" dated March 22, 2000 between Ceatech and Hibiscus (the "Subscription Agreement") for the purchase by Hibiscus of not more than two 7.75% Convertible Subordinated Debentures of $500,000.00 each (the "Debentures"), to be issued by Ceatech at such time or times as Ceatech may determine within twelve months after the date of the Subscription Agreement.

BACKGROUND

       A. Ceatech has entered into a contract to acquire the leasehold interest in certain land and improvements located at 3630 Hanapepe Road, Hanapepe, Hawaii 96716, more particularly described as Tax Map Key Parcel No.
(4) 1-9-010: 037 (the "Site"), for the purposes of further improving and constructing on the Site and equipping a processing and packaging facility (the "Facility") to prepare the production from its shrimp aquaculture business for distribution and sale.

       B. Ceatech is in need of capital to acquire the Site and to construct and equip the Facility, and has entered into the Subscription Agreement with Hibiscus as a means of raising capital for such purposes.

       C. In accordance with the Subscription Agreement, Hibiscus has agreed to purchase up to $1,000,000.00 in Debentures to provide Ceatech with the capital needed to acquire the Site and construct and equip the Facility, and has requested that Ceatech mortgage and pledge the Site and Facility as security for the indebtedness to be evidenced by the Debentures.

       D. Ceatech is willing to mortgage and pledge the Facility as collateral for the Debentures, as and when the Site has been


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acquired and construction of the improvements and major equipping of the
Facility has been completed, and if the Lessor of the Site, being the State of Hawaii, through its Department of Land and Natural Resources, permits and consents to the mortgaging and pledging of the Site and Facility to Hibiscus.

AGREEMENT

       NOW, THEREFORE, in consideration of the BACKGROUND information set forth above and of the promises and agreements of the parties contained in the Subscription Agreement, Ceatech and Hibiscus hereby covenant and agree to and with each other as follows:

       1. As and when both of the following events shall have occurred: (i) Ceatech has acquired the leasehold interest in the Site; and (ii) at least one of the Debentures has been issued by Ceatech and purchased by Hibiscus under and pursuant to the terms and provisions of the Subscription Agreement, then Ceatech will prepare a mortgage and collateral pledge agreement of the Site and of the improvements, fixtures and equipment to be constructed and located thereon "Security Instrument"), in form and substance satisfactory to both Ceatech and Hibiscus, to secure repayment of the indebtedness of Ceatech to Hibiscus pursuant to the Subscription Agreement and as evidenced by the Debenture or Debentures issued or to be issued thereunder. Ceatech shall then proceed in good faith to secure the consent and agreement of the Lessor of the Site to the giving and granting of such Security Instrument to Hibiscus.

       2. Hibiscus acknowledges that Ceatech has made no representation or warranty that the Lessor of the Site will consent and agree to the giving and granting of such Security Instrument to Hibiscus; and Ceatech hereby represents to Hibiscus that it has no information or reason to believe that the Lessor will not consent and agree to such Security Instrument.

       3. However, Ceatech does hereby further notify Hibiscus that as a condition of its consent and agreement to giving and granting of such Security Instrument, the Lessor of the Site may require significant exceptions to and/or limitations on the security interest of Hibiscus in and to the property as provided by the Security Agreement, including, but not limited to, a subordination of the security interest of Hibiscus to a paramount Lessor's lien in all real and personal property for unpaid rent; and Hibiscus agrees that if any such exceptions and/or limitations imposed by the Lessor are


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unacceptable to Hibiscus, Ceatech will not be deemed to have defaulted on its obligation under this Agreement to give and grant a Security Instrument to Hibiscus.

       4. If Ceatech acquires the Site prior to the issuance and purchase of at least one of the Debentures by Hibiscus, Ceatech expressly covenants and agrees that it will not mortgage, pledge, hypothecate or otherwise make a voluntary transfer of the Site, or any material or equipment owned by Ceatech and intended to be incorporated into or used at the Facility, as collateral to secure the repayment of indebtedness to any other person or party; and if Ceatech commits a breach of this covenant and agreement, such breach shall likewise be deemed a breach by Ceatech of its covenants and agreements contained in the Subscription Agreement. For the purposes of this paragraph, Lessor's or vendors' liens arising by operation of law shall not be considered voluntary collateral transfers.

       5. For as long as Ceatech is indebted to Hibiscus under Debentures issued pursuant to the Subscription Agreement, Ceatech covenants and agrees that it will not, without the express prior written consent of Hibiscus, mortgage, pledge, hypothecate or otherwise make a voluntary transfer of the Site, or any material or equipment owned by Ceatech and intended to be incorporated into or used at the Facility, as collateral to secure the repayment of indebtedness to any other person or party, whether or not any such proposed security interest is junior and subordinate to the security interest of Hibiscus, if any; and Hibiscus covenants and agrees that its consent to the giving and granting of any such proposed security interest will not be unreasonably withheld.

       6. This Agreement and the representations, acknowledgements, covenants and agreements of the parties hereto shall be binding upon and inure to the benefit of Ceatech and its successors and assigns, and Hibiscus and its successors and assigns as registered holders of Debentures issued under and pursuant to the Subscription Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement this ______ day of ____________, 2000.


CONTROLLED ENVIRONMENT                    HIBISCUS
AQUACULTURE TECHNOLOGY, INC.              INVESTMENTS, INC.


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By:                                       By:
       EDWARD FOLEY                       KENJI KATO
       Its Executive Vice President       Its President


By:
       RONALD W. K. YEE
       Its Secretary
                                          "Ceatech" "Hibiscus"


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